Exhibit 99.01

Hampshire International Business Park Chineham Basingstoke Hampshire RG24 8EP United Kingdom Tel +44 (0)1256 894000 Fax +44 (0)1256 894708 www.shire.com

Press Release

Correction - Results of the Annual General Meeting held on September 24, 2008
Correction for the announcement made on September 24, 2008. Two paragraphs were truncated from the original announcement.

Dublin, Ireland – September 25, 2008 – Shire Limited (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, announces that at its Annual General Meeting today, all resolutions contained in the notice of meeting were duly passed and the results of the poll are as follows:

		For*	Against	Withheld**
1.	To elect Mr Matthew Emmens as a Director of the Company	301,376,910	4,696,170	25,441,808
2.	To elect Mr Angus Russell as a Director of the Company	331,225,599	138,229	151,060
3.	To elect Mr Graham Hetherington as a Director of the Company	331,234,635	127,173	153,080
4.	To elect Dr Barry Price as a Director of the Company	328,858,454	2,501,778	154,656
5.	To elect Mr David Kappler as a Director of the Company	330,945,634	412,470	156,784
6.	To elect Dr Jeffrey Leiden as a Director of the Company	331,221,109	138,828	154,951
7.	To elect Mr Patrick Langlois as a Director of the Company	330,949,493	412,089	153,306
8.	To elect Ms Kate Nealon as a Director of the Company	331,014,606	346,949	153,333
9.	To elect Mr David Mott as a Director of the Company	327,884,774	2,101,928	1,528,186
10.	To elect Dr Michael Rosenblatt as a Director of the Company	331,232,603	126,815	155,470
11.	To re-appoint Deloitte & Touche LLP as Auditors of the Company	327,634,578	1,301,388	2,578,922

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

12.	To authorise the Audit, Compliance and Risk Committee to determine the remuneration of the Auditors	331,225,599	1,470,679	159,584
13.	To authorise the allotment of shares	328,104,104	3,189,130	221,654
14.	To authorise the disapplication of pre-emption rights	329,760,418	1,575,955	178,515
15.	To authorise market purchases	330,598,450	729,745	186,693
16.	To change the name of the Company to Shire plc	331,323,817	31,609	159,462

*  These figures include discretionary votes
** A vote “withheld” is not a vote in law and is not counted in the calculation of the votes “for” or “against” a resolution.

Two copies of all resolutions passed, other than resolutions concerning ordinary business, will shortly be submitted to the UK Listing Authority and will be available for inspection at the UK Listing Authority's Document Viewing Facility, which is situated at the Financial Services Authority, 25 The North Colonnade, Canary Wharf, London E14 5HS.

The change of name of the Company to Shire plc is expected to become effective on October 1, 2008, following the registration of the change with Companies Registry in Jersey.

For further information please contact:

Investor Relations	Cléa Rosenfeld (Rest of the World)	+44 1256 894 160
	Eric Rojas (North America)	+1 484 595 8252
Media	Jessica Mann (Rest of the World)	+44 1256 894 280
	Matthew Cabrey (North America)	+1 484 595 8248
	Jessica Cotrone (North America)	+1 617 613 4640

Notes to editors

SHIRE LIMITED

Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX

gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX